Exhibit 99.1

Level 3 to Acquire tw telecom

Transaction Highlights

•                  Highly Complementary Business and Assets with a Focus on a World Class Customer Experience; Positions Level 3 as a Premier Global Communications Provider

•                  Transaction Generates Significant Financial Benefits; Expected to Be Accretive on a Free Cash Flow Per Share Basis after First Year Following Transaction Close

•                  Combined Company Enterprise Value of $25 Billion Creates a Stronger Competitor to Deliver Significant Customer Benefits

BROOMFIELD, Colo. and LITTLETON, Colo., June 16, 2014 — Level 3 Communications, Inc. (NYSE: LVLT) and tw telecom (NASDAQ: TWTC) today announced that they have entered into a definitive agreement, intended to qualify as a tax-free reorganization, whereby Level 3 will acquire tw telecom in a stock-and-cash transaction valued at $40.86 per share based on market close as of June 13, 2014.

Under the terms and subject to the conditions of the agreement, tw telecom stockholders will receive $10 cash and 0.7 shares of Level 3 common stock for each share of tw telecom common stock that is owned at closing.

The combination leverages the highly complementary strengths of the two companies to create a stronger, more nimble, customer service-oriented competitor to meet customers’ increasingly complex local, national and global communications needs.

“We believe this is a financially compelling and very strategic acquisition for Level 3 that will enhance our ability to continue to gain market share,” said Jeff Storey, president and CEO of Level 3. “The transaction further solidifies Level 3’s position as a premier global communications provider to the enterprise, government and carrier market, combining tw telecom’s extensive local operations and assets in North America with Level 3’s global assets and capabilities.

“tw telecom’s business model is directly aligned with Level 3’s initiatives for growth, which include building managed solutions to meet customer needs through an advanced IP/optical network. The benefits created by this transaction deliver substantial value to both companies’ stockholders, as it accelerates our objective of driving profitable growth and strengthening Free Cash Flow per share growth over the long term.”

“The transaction with Level 3 provides the combined company with an enhanced competitive position, our customers with a broader product offering and better opportunities for our employees as part of a larger company in an industry where scale is important to compete effectively against larger competitors,” said Larissa Herda, chairman and CEO of tw telecom. “The transaction provides our stockholders with meaningful immediate cash value for their investment in tw telecom, while enabling them to participate in the substantial upside potential of the combined company. We look forward to working together with Level 3 to ensure a smooth transition.”

To ensure a successful integration, the companies will begin the planning process immediately that will be executed by a select team from both companies. The companies expect to benefit from their close geographic proximity, previous integration experience of both companies and tw telecom’s fully integrated operating platform.

“The transaction is attractive from a financial perspective, as it is deleveraging and is accretive to Free Cash Flow per share after the first year,” said Sunit Patel, executive vice president and chief financial officer of Level 3. “In addition, the combination is expected to provide $240 million of annualized synergies, with $200 million from Adjusted EBITDA savings and $40 million from capital expense savings.”

Benefits of the Transaction

Combination Delivers Significant Benefits to Customers

•                  Level 3’s global customers will benefit from tw telecom’s deep metropolitan footprint and buildings connected to the network, enabling a higher quality and more reliable on-net experience for customers doing business in North America.

•                  tw telecom’s customers will benefit from Level 3’s extensive local-to-global footprint, with owned network and data centers in more than 60 countries and significant global subsea networks.

•                  Existing and prospective customers of both companies will benefit from the combined product portfolio, targeted at helping enterprises and carriers manage their growth in an efficient and secure manner.

•                  Both companies have developed a strategy and commitment to delivering an excellent customer experience, which will be a key pillar of the combined company.

•                  The combination of the two companies creates a stronger, more nimble competitor to the incumbents.

Transaction Creates Stockholder Value

•                  For the twelve months ending March 31, 2014, the combined company had pro forma revenue of $7.9 billion and Adjusted EBITDA of $2.2 billion before synergies and $2.4 billion including expected run-rate expense synergies.

•                  The transaction is expected to create substantial total annualized synergies of approximately $240 million, with $40 million from annualized capital expenditure savings and approximately $200 million of annualized Adjusted EBITDA savings. Of the total expected annualized Adjusted EBITDA savings, approximately 55 percent are from network expense savings and approximately 45 percent are from operating expense savings.

•                  The company estimates that the net present value of the potential synergies will be approximately $2 billion. The company expects to realize approximately 70 percent of expected Adjusted EBITDA savings within 18 months after closing the transaction.

•                  The company expects to incur approximately $170 million of integration costs associated with this transaction, with approximately 60 percent of those costs from operating expenses, and 40 percent from capital expenditures to support integration activities.

•                  The transaction is expected to be accretive to Free Cash Flow per share after the first year following transaction close.

Transaction Details

tw telecom shareholders will receive $10 cash and 0.7 shares of Level 3 common stock for each share of tw telecom common stock that is owned at closing. The transaction is valued at $40.86 per share of tw telecom common stock based on market close as of June 13, 2014, or approximately $7.3 billion, including the assumption of approximately $1.6 billion of net debt as of March 31, 2014. tw telecom has approximately 138 million basic shares outstanding and approximately 139 million shares outstanding on a fully diluted basis, giving effect to outstanding stock awards. tw telecom stockholders will own approximately 29 percent of the combined company’s outstanding shares, or 27 percent on a fully diluted basis, including the shares associated with Level 3’s 7% Convertible Senior Notes due 2015.

As part of the transaction, Level 3 has received committed financing of $3 billion. Additionally, Level 3 and tw telecom have entered into a voting agreement with STT Crossing Ltd (a wholly owned subsidiary of Singapore Technologies Telemedia Pte Ltd), which owns approximately 23 percent of Level 3’s outstanding stock.

Approvals and Timing of Transaction

In addition to customary closing conditions, the transaction is subject to regulatory approvals relating to competition law and licensing, including approvals by the U.S. Federal Communications Commission and other U.S. state regulatory agencies. The transaction is also subject to a vote of the stockholders of each company. The transaction is expected to close in the fourth quarter 2014.

Advisors

Citi and BofA Merrill Lynch acted as financial advisors to Level 3. Rothschild provided a fairness opinion.  Willkie Farr & Gallagher LLP acted as legal counsel to Level 3. Evercore acted as financial advisor to tw telecom and provided an opinion with respect to the fairness of the transaction. Wachtell, Lipton, Rosen & Katz acted as legal counsel to tw telecom. Credit Suisse Securities (USA) LLC acted as financial advisor to ST Telemedia.

Conference Call and Webcast

Level 3 and tw telecom will hold a joint investor conference call to discuss the announcement on June 16, 2014 at 9 a.m. EDT. To join the call, please dial 877-283-5643 or 312-281-1201. A live webcast of the call can also be heard on Level 3’s website at http://investors.level3.com and at tw telecom’s website at http://www.twtelecom.com/investor-guide/. A replay of the call will run for 30 days from June 16, 2014. To access that call, please dial 800-633-8284 or 402-977-9140, replay passcode: 21720274.

About Level 3 Communications

Level 3 Communications, Inc. (NYSE: LVLT) is a Fortune 500 company that provides local, national and global communications services to enterprise, government and carrier customers. Level 3’s comprehensive portfolio of secure, managed solutions includes fiber and infrastructure solutions; IP-based voice and data communications; wide-area Ethernet services; video and content distribution; data center and cloud-based solutions. Level 3 serves customers in more than 500 markets in over 60 countries on a global services platform anchored by owned fiber networks on three continents and connected by extensive undersea facilities. For more information, please visit www.level3.com or get to know us on Twitter, Facebook and LinkedIn.

© Level 3 Communications, LLC. All Rights Reserved. Level 3, Level 3 Communications, Level (3) and the Level 3 Logo are either registered service marks or service marks of Level 3 Communications, LLC and/or one of its Affiliates in the United States and/or other countries.  Any other service names, product names, company names or logos included herein are the trademarks or service marks of their respective owners. Level 3 services are provided by subsidiaries of Level 3 Communications, Inc.

About tw telecom

tw telecom, headquartered in Littleton, Colo., is a leading national provider of managed services, including Business Ethernet, converged and IP VPN solutions for enterprises throughout the U.S. and globally. tw telecom also delivers secure, scalable private connections for transport data networking, Internet access, voice, VPN, VoIP and security to large organizations and communications services companies. Employing a resilient fiber network infrastructure, robust product portfolio and its own Intelligent Network capabilities, tw telecom delivers customers overall economic value, an industry-leading quality service experience, and improved business productivity. Please visit www.twtelecom.com for more information.

Important Information for Investors and Stockholders

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The proposed business combination of Level 3 and tw telecom will be submitted to the stockholders of Level 3 and the stockholders of tw telecom for their consideration. Level 3 will file a registration statement on Form S-4, and Level 3 and tw telecom will file a joint proxy statement/prospectus and other relevant documents concerning the proposed transaction with the Securities and Exchange Commission (the “SEC”). Level 3 and tw telecom will each provide the final joint proxy statement/prospectus to its respective stockholders. Investors and security holders are urged to read the registration statement and the joint proxy statement/prospectus and any other relevant documents filed with the SEC when they become available, as well as any amendments or supplements to those documents, because they will contain important information about Level 3, tw telecom and the proposed transaction. Investors and security holders will be able to obtain a free copy of the registration statement and joint proxy statement/prospectus, as well as other filings containing information about Level 3 and tw telecom free of charge at the SEC’s website at http://www.sec.gov. In addition, the joint proxy statement/prospectus, the SEC filings that will be incorporated by reference in the joint proxy statement/prospectus and the other documents filed with the SEC by Level 3 may be obtained free of charge by directing such request to: Investor Relations, Level 3 Communications, Inc., 1025 Eldorado Boulevard, Broomfield, Colorado  80021 or from Level 3’s Investor Relations page on its corporate website at www.level3.com and the joint proxy statement/prospectus, the SEC filings that will be incorporated by reference in the joint proxy statement/prospectus and the other documents filed with the SEC by tw telecom may be obtained free of charge by directing such request to: tw telecom by telephone at 303-542-6894 or by submitting a request by e-mail to IR@twtelecom.com or a written request to Investor Relations, tw telecom, 10475 Park Meadows Parkway, Littleton, Colorado  80124 or from tw telecom’s Investor Relations page on its corporate website at www.twtelecom.com.

Level 3, tw telecom and their respective directors, executive officers, and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in favor of the proposed transactions from the stockholders of Level 3 and from the stockholders of tw telecom, respectively. Information about the directors and executive officers of Level 3 is set forth in the proxy statement on Schedule 14A for Level 3’s 2014 Annual Meeting of Stockholders, which was filed with the SEC on April 11, 2014 and information about the directors and executive officers of tw telecom is set forth in the proxy statement for tw telecom’s 2014 Annual Meeting of Stockholders, which was filed with the SEC on April 28, 2014. Additional information regarding participants in the proxy solicitation may be obtained by reading the joint proxy statement/prospectus regarding the proposed transaction when it becomes available.

Cautionary Statement Regarding Forward-Looking Statements

This document, including the documents incorporated herein by reference, contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements include, but are not limited to, (i) statements about the benefits of the acquisition of tw telecom by Level 3, including financial and operating results and synergy benefits that may be realized from the acquisition and the timeframe for realizing those benefits; (ii) Level 3’s and tw telecom’s plans, objectives, expectations and intentions; (iii) other statements contained in this communication that are not historical facts; and (iv) other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “goal,” “strategy,” “future,” “likely,” “may,” “should,” “could,” “will,” and words of similar meaning or similar references to future periods.

Forward-looking statements are neither historical facts nor assurances of future performance.  Instead, forward-looking statements are based only on current beliefs, assumptions, and expectations regarding the future of our business, including the effects of the proposed acquisition of tw telecom by Level 3, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are inherently subject to significant business, economic and competitive uncertainties, risks, and contingencies, which may include third-party approvals, many of which are beyond our control and are difficult to predict. Therefore, readers of this communication are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

The following factors, among others, could cause our actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Agreement and Plan of Merger among Level 3, tw telecom, Saturn Merger Sub 1 and Saturn Merger Sub 2 (the “Merger Agreement”); (2) the inability to complete the transactions contemplated by the Merger Agreement due to the failure to obtain the required stockholder approvals; (3) the inability to satisfy the other conditions specified in the Merger Agreement, including without limitation the receipt of necessary governmental or regulatory approvals required to complete the transactions contemplated by the Merger Agreement; (4) the inability to successfully integrate our business with tw telecom’s business or to integrate the businesses within the anticipated timeframe; (5) the risk that the proposed transactions disrupt current plans and operations, increase operating costs and the potential difficulties in customer loss and employee retention as a result of the announcement and consummation of such transactions; (6) the ability to recognize the anticipated benefits of the combination of Level 3 and tw telecom, including the realization of revenue and cost synergy benefits and to recognize such benefits within the anticipated timeframe; (7) the outcome of any legal proceedings that may be instituted against Level 3, tw telecom or others following announcement of the Merger Agreement and transactions contemplated therein; and (8) the possibility that Level 3 or tw telecom may be adversely affected by other economic, business, and/or competitive factors.

Other important factors that may affect our business or the combined business’ results of operations and financial condition include, but are not limited to: a discontinuation of the development and expansion of the Internet as a communications medium and marketplace for the distribution and consumption of data and video; continued uncertainty in the global financial markets and the global economy; disruptions in the financial markets that could affect our ability to obtain additional financing; and our ability to: increase revenue from the services we offer; successfully use new technology and information systems to support new and existing services; prevent process and system failures that significantly disrupt the availability and quality of the services that we provide; prevent our security measures from being breached, or our services from being degraded as a result of security breaches; develop new services that meet customer demands and generate acceptable margins; effectively manage expansions to our operations; provide services that do not infringe the intellectual property and proprietary rights of others; attract and retain qualified management and other personnel; and meet all of the terms and conditions of debt obligations.

Discussions of additional factors, risks, and uncertainties can be found within Level 3’s and tw telecom’s respective filings with the Securities and Exchange Commission. Statements in this communication should be evaluated in light of these important factors, risks, and uncertainties. Any forward-looking statement made in this communication is based only on information currently available and speaks only as of the date on which it is made. Except for the ongoing obligation to disclose material information under the federal securities laws, neither Level 3 nor tw telecom undertake any obligation to, and each expressly disclaim any such obligation to, update, alter or otherwise revise any forward-looking statement, whether written or oral, that may be made from time to time to reflect new information, circumstances, events or otherwise that occur after the date such forward-looking statement is made unless required by law.

Contact Information

Media:	Investors:
Kimmie Greene	Mark Stoutenberg
+1 720-888-7877	+1 720-888-2518
Kimmie.Greene@Level3.com	Mark.Stoutenberg@Level3.com

Bob Meldrum	Carole Curtin Jorgensen
+1 303-566-1354	+1 303 566-1000
Bob.Meldrum@twtelecom.com	Carole.Curtin@twtelecom.com

Non-GAAP Metrics

Pursuant to Regulation G, the company is hereby providing a reconciliation of non-GAAP financial metrics to the most directly comparable GAAP measure.

The following describes and reconciles those financial measures as reported under accounting principles generally accepted in the United States (GAAP) with those financial measures as adjusted by the items detailed below and presented in the accompanying news release.  These calculations are not prepared in accordance with GAAP and should not be viewed as alternatives to GAAP.  In keeping with its historical financial reporting practices, the company believes that the supplemental presentation of these calculations provides meaningful non-GAAP financial measures to help investors understand and compare business trends among different reporting periods on a consistent basis, independent of regularly reported non-cash charges and infrequent or unusual events.

Management believes that Adjusted EBITDA and Adjusted EBITDA plus Estimated Synergies are relevant and useful metrics to provide to investors, as they are an important part of the company’s internal reporting and are key measures used by Management to evaluate profitability and operating performance of the company and to make resource allocation decisions.  Management believes that such measures are especially important in a capital-intensive industry such as telecommunications.  Management also uses Adjusted EBITDA and Adjusted EBITDA plus Estimated Synergies to compare the company’s performance to that of its competitors and to eliminate certain non-cash and non-operating items in order to consistently measure from period to period its ability to fund capital expenditures, fund growth, service debt and determine bonuses.  Adjusted EBITDA excludes non-cash impairment charges and non-cash stock compensation expense because of the non-cash nature of these items.  Adjusted EBITDA also excludes interest income, interest expense and income taxes because these items are associated with the company’s capitalization and tax structures.  Adjusted EBITDA also excludes depreciation and amortization expense because these non-cash expenses reflect the impact of capital investments which management believes should be evaluated through free cash flow.  Adjusted EBITDA excludes the gain (or loss) on extinguishment or modification of debt and net other income (expense) because these items are not related to the primary operations of the company.

There are limitations to using non-GAAP financial measures, including the difficulty associated with comparing companies that use similar performance measures whose calculations may differ from the company’s calculations.  Additionally, this financial measure does not include significant items such as interest income, interest expense, income taxes, depreciation and amortization, non-cash impairment charges, non-cash stock compensation expense, the gain (or loss) on extinguishment or modification of debt and other income (expense).  Adjusted EBITDA and Adjusted EBITDA plus Estimated Synergies should not be considered a substitute for other measures of financial performance reported in accordance with GAAP.

Combined Total Revenue is defined as the combined total revenue from the Consolidated Statements of Operations as filed in each company’s Annual and Quarterly reports on Form 10-K and Form 10-Q, respectively, for the 12 month period ended March 31, 2014.

Adjusted EBITDA is defined as net income (loss) from the Consolidated Statements of Operations, as filed in each company’s Annual and Quarterly reports on Form 10-K and Form 10-Q, respectively, for the 12 month period ended March 31, 2014 before income taxes, total other income (expense), non-cash impairment charges, depreciation and amortization and non-cash stock compensation expense.

Adjusted EBITDA plus Estimated Synergies is defined as Adjusted EBITDA plus the estimated synergies resulting from the transaction.

Total Debt, including Capital Leases is defined as the current and long-term portions of debt and obligations under capital leases as reported in the Consolidated Balance Sheets filed in each company’s Quarterly Report on Form 10-Q as of March 31, 2014.

Cash, Cash Equivalents and Investments is defined as the total cash, cash equivalents and investments reported as a component of current assets in the Consolidated Balance Sheets as filed in each company’s Quarterly Report on Form 10-Q as of March 31, 2014.

Debt to Adjusted EBITDA Ratio is defined as Total Debt, including Capital Leases divided by Adjusted EBITDA.  The Combined Ratio includes the pro forma effects of additional borrowings as a result of the transaction.  The Combined with Synergies Ratio is defined as Combined Total Debt, including Capital Leases divided by Adjusted EBITDA plus Estimated Synergies.

Net Debt to Adjusted EBITDA Ratio is defined as Total Debt, including Capital Leases reduced by Cash, Cash Equivalents and Investments, divided by Adjusted EBITDA.  The Combined Ratio includes the pro forma effects of additional borrowings as a result of the transaction, and the use of cash, cash equivalents and investments for estimated financing and transaction costs and the purchase of shares.  The Combined with Synergies Ratio is defined as Combined Total Debt, including Capital Leases reduced by Cash, Cash Equivalents and Investments divided by Adjusted EBITDA plus Estimated Synergies.

Combined Revenue

	12 Months Ended March 31, 2014
	Level 3	tw
($ millions)	Communications	telecom	Combined

Total Revenue	$6,345	$1,591	$7,936

Adjusted EBITDA

	12 Months Ended March 31, 2014
	Level 3	tw
($ millions)	Communications	telecom	Combined

Net income	$81	$33	$114
Income tax expense	31	31	62
Total other expense	663	134	797
Depreciation and amortization	790	316	1,106
Non-cash stock compensation	124	39	163
Non-cash impairment	7	—	7
Adjusted EBITDA	1,696	553	2,249

Estimated Synergies			$200

Adjusted EBITDA plus Estimated Synergies			$2,449

Debt to Adjusted EBITDA Ratios

	12 Months Ended March 31, 2014
				Combined
	Level 3	tw		with
($ millions)	Communications	telecom	Combined	Synergies

Total Debt, including capital leases	$8,388	$1,942	$10,330	$10,330
Additional Borrowings	—	—	$1,203	$1,203
Pro Forma Debt	$8,388	$1,942	$11,533	$11,533

Cash, cash equivalents and investments	$607	$355	$962	$962
Estimated financing and transaction costs	—	—	$(341)	$(341)
Cash used to purchase shares			$(190)	$(190)
Pro Forma cash, cash equivalents and investments	$607	$355	$431	$431

Adjusted EBITDA	$1,696	$553	$2,249	$2,449

Debt to Adjusted EBITDA Ratio	4.9	3.5	5.1	4.7

Net Debt to Adjusted EBITDA Ratio	4.6	2.9	4.9	4.5